Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The appropriate section has been marked at the appropriate place with a star (*).


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                              DISTRIBUTOR AGREEMENT


This agreement is entered into this 7th day of February, 1997 by and between Alcide Corporation, a Delaware corporation whose offices are located at 8561 154th Ave. N.E., Redmond, Washington (hereinafter "Supplier") and IBA, Incorporated, 27 Providence Road, Millbury, MA 01527 (hereinafter
"Distributor").
This Agreement shall be binding on successors, affiliated companies and assigns of Alcide Corporation and IBA, Incorporated.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   DEFINITIONS

          As used herein, the term

          1.1 "Contract Term" shall mean that period stated on Schedule A attached hereto, which Schedule shall be revised during the term of this Agreement as defined in Section 3.3 herein.

          1.2 "Product" shall refer to Alcide-Registered Trademark- external udder care products including UDDERgold-Registered Trademark- Plus Germicidal Barrier Teat Dip, 4XLA-Registered Trademark- Pre- and Post-Milking Teat Dip and Pre-Gold-Registered Trademark- Pre-Dip. Product shall include any refinements or improvements to the existing uddercare product line and any new teat dips introduced into the U.S. market by Alcide Corporation during the term of this Agreement.

          1.3  "Territory" shall be as defined by the attached Schedule B.

     2.   APPOINTMENT AND AUTHORITY OF DISTRIBUTOR

          2.1 Subject to the terms and conditions of this Agreement, Supplier hereby appoints Distributor as non-exclusive distributor of the Product for the Territory. Distributor hereby accepts said appointment and agrees to actively promote and sell the Product.

          2.2 Distributor may appoint agents, dealers or sales representatives to act on Distributor's behalf for sales of the Product in the Territory, provided that any compensation to such agents, dealers or representatives shall be solely Distributor's responsibility.


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

                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."

          2.3 Subject to the terms and conditions of this Agreement, Distributor is authorized to sell the Product purchased from Supplier in such manner, at such prices and upon such terms as Distributor shall determine. Distributor is an independent contractor, not an agent or employee of Supplier.

          2.4 Labeling of the Product shall be mutually determined by the Supplier and Distributor. Any changes to Product labels shall be mutually agreed upon by Supplier and Distributor.

               In any of the Distributor's activities relating to the promotion and sale of the Product, the Supplier's name and trademark shall always be prominently displayed in order to protect Supplier's rights and goodwill in the same. Whenever Supplier's name and trademark are used in advertising and promotional programs, Supplier retains the right to review and approve same.

               Such agreements shall not be unreasonably withheld by either Supplier or Distributor.

          2.5 All trade names, trademarks and product names under which the Product is sold shall be the property of the Supplier.

     3.   TERMS AND CONDITIONS OF SALE

          3.1 All of Distributor's orders for the Product shall be subject to the terms and conditions set forth in this Section 3 and in the attached Schedule D which provides product pricing and discounts; no additional or different terms set forth in Distributor's or Supplier's purchase order, acknowledgment or other forms or correspondence (other than an amendment to this Agreement pursuant to Section 8.1 hereof) shall govern any sales of the Product by Supplier to Distributor.

          3.2 Supplier shall be responsible for labeling, packing and shipping all Product ordered in a form agreed upon between Supplier and Distributor as being appropriate for the Territory and suitable for ready sale to the end user in the Territory. All shipments shall be [*].

          3.3 Supplier and Distributor have agreed to goal amounts of product (as set forth in Schedule A attached) to be purchased by Distributor during the Contract Term. Goals will be [*] so that appropriate marketing strategies can be developed and implemented to facilitate attainment of the goal. [*].


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                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."

               Provided the product purchase goals, listed in Schedule A, are attained by Distributor, Supplier shall not appoint more than one additional distributor for any portion of the Territory. Such additional distributor will be ABS Global, Inc., at the commencement of this Agreement.

          3.4 Distributor shall make payments to Supplier for Product ordered and received by Distributor within [*].

          3.5  Supplier provides the Limited Warranty as described in Schedule
C. Supplier also warrants that Supplier is authorized to enter into this Agreement and to grant to Distributor the rights provided for in Section 2.1. Supplier also warrants that patents and trademarks relating to the Product are owned by Supplier and that the Product is the result of original research of Supplier.

          3.6 Distributor warrants that all advertising and promotional materials developed by Distributor shall be in accordance with descriptions of Product provided by Supplier and, to the best of Distributor's knowledge, shall be accurate in all material respects. Distributor warrants that Distributor is authorized to enter into this Agreement and the same does not and shall not infringe upon any other agreements it may have.

          3.7 The initial purchase prices for Product are listed on Schedule D attached hereto.

                    Prices shown in Schedule D may be revised during the term of this Agreement following sixty (60) days prior written notice to Distributor from Supplier.

          3.8 Provided that the Product has been distributed by IBA in accordance with this Agreement, Alcide shall indemnify and hold harmless IBA and IBA's officers, directors, employees, agents, dealers and sales representatives against any claims by third parties which may arise due to Product defects or defects in instruction and warnings as provided by Alcide or which may arise due to any other breach by Alcide of its warranties set forth in Section 3.5 hereof and attached Schedule C. IBA agrees to indemnify and hold harmless Alcide against any claims by third parties which may arise due to IBA, its officers, directors or employees advising the use of the Product in a manner inconsistent with the stated instructions and warnings on the Product label. Alcide and IBA shall give prompt notice to the other of any claim, threatened claim or litigation which in any way relates to the Product distributed under this Agreement. Alcide and IBA shall provide reasonable cooperation and assistance to each other in the defense of any claim or litigation relating to the use of Product distributed under this Agreement.

                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."

     4.   PROMOTIONAL ACTIVITIES

          4.1 Supplier shall regularly advise Distributor of any new developments concerning Product availability and formulation.

          4.2 Distributor shall undertake such advertising and promotional activity relating to Product as is deemed appropriate by Distributor and Supplier to actively promote sales.

          4.3 Within [*] of signing of the Agreement, Distributor shall provide to Supplier a complete [*] of sales.

          4.4 Distributor's subsequent marketing plans shall be provided to Supplier [*]. A list of major meetings, annual shows, seminars and training programs at which Supplier's participation is desired shall be submitted ninety
(90) days in advance by Distributor.

          4.5 A tabulation of Distributor sales by Product and state shall be provided by Distributor to Supplier at the end of each fiscal quarter.


     5.   TERM AND TERMINATION

          5.1 Ninety (90) days prior to expiration of this Agreement, Distributor and Supplier shall meet to determine their intentions regarding a new or extended agreement.

          5.2 This Agreement may be terminated by Supplier if after the first year Distributor fails to purchase at least [*]. If the Distributor purchases [*] or more of the [*], this Agreement shall automatically extend through Year 2.

          5.3 This Agreement may also be terminated by either party, effective immediately upon notice to the other, in the event that the party to which such notice is sent becomes the subject of any bankruptcy or insolvency proceedings.

          5.4 This Agreement may be terminated by either party in the event there is a material breach of the contract by the other party. The injured party shall give written notice of the breach. The


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

party causing the breach shall then have 60 days to cure the breach. If the breach is not cured within 60 days, the Agreement shall be terminated.

     6.   APPLICABLE LAW.

          This Agreement shall be construed in accordance with the laws of the State of Delaware.

     7.   CONFIDENTIAL INFORMATION

          7.1  A.   The Supplier and Distributor agree, with respect to any
confidential information received from the other and identified as confidential information, that:

                    (a) the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

                    (b) The receiving party shall not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

               B. Neither party shall have any obligation with respect to any information disclosed by the other party:

                    (a) which is already in the possession of the receiving party at the time of its receipt from the disclosing party;

                    (b) which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party;

                    (c) which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

               C.   Upon termination of this Agreement, as provided for in
Section 5, the Distributor and Supplier shall each, upon the written request of the other, return or destroy all materials, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to Section 7.1.A. Each may, however, retain for legal archival purposes only, one (1) copy of all such material.


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

               D. The provisions of this Section 7.1 shall survive termination of this Agreement and remain in full force and effect for a period of three (3) years as to any item of confidential information.

     8.   ENTIRE AGREEMENT

          8.1 This Agreement constitutes the entire agreement between Distributor and Supplier and may be amended only by a written document signed by both parties hereto.

          8.2 Either party may change its address by giving prior written notice to the other party of its new address.


               If to Supplier:     Alcide Corporation
                                       Attn:  Joseph A. Sasenick


               with a copy to:     James R. Lisbakken



               If to Distributor:  IBA, Incorporated
                                       Attn:  Dan Belsito


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

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                             ALCIDE CORPORATION
                                             ("Supplier")



                                             By _______________________________
                                             John P. Richards
                                             Executive Vice President
                                             Hereunto Duly Authorized



                                             IBA, Incorporated
                                             ("Distributor")



                                             By _______________________________
                                             Daniel J. Belsito
                                             President
                                             Hereunto Duly Authorized

                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."

                                   SCHEDULE A

                                (1) Contract Term
                                (2) Goals

(1) The term of this Agreement shall be a two year period commencing February 7, 1997 and ending February 6, 1999.

(2) Goal amounts of product to be purchased by Distributor from Supplier are as follows:

               Year 1  --          [*]
               Year 2  --          [*]


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

                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."


                                   SCHEDULE B

                                    Territory

Territory shall be as represented by the shaded area on the U.S. map below. This territory contains roughly [*] of total U.S. dairy cows.

                             [*] OF U.S. DAIRY COWS
                             IBA AVAILABLE TERRITORY

[*]


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

                                   SCHEDULE C



                                Limited Warranty

Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects and is as described in all labeling affixed hereto. Alcide's sole obligation to Distributor under this warranty shall be limited to replacement without cost (except all costs for shipping and handling which shall be Distributor's responsibility) of any quantity of the Product sold.

THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION THEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY OBLIGATIONS OF ALCIDE CORPORATION WITH RESPECT TO FITNESS, MERCHANTABILITY AND CONSEQUENTIAL DAMAGES). THE BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.


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

                                         "Confidential Treatment Requested.  The
                                         redacted material has been separately
                                         filed with the Commission."


                                   SCHEDULE D

[*]

     Discount levels determined [*] based on [*].

                               [*] VOLUME/GALLONS

                    DISCOUNT RATE      YEAR 1         YEAR 2
                    ----------------------------------------
                        [*]             [*]            [*]
                        [*]             [*]            [*]
                        [*]             [*]            [*]
                        [*]             [*]            [*]
                        [*]             [*]            [*]

- In Year 1 the [*] discount will be applicable for the [*] with the understanding that the purchase order for the first quarter will be for [*] gallons or more.

- In Year 2 the discount rate applies on a [*], i.e., the [*] discount would be available for the [*].


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